As filed with the Securities and Exchange Commission on March 12, 2001
                                                       Registration No. 333-
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                              __________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                              __________________

                        ASSISTED LIVING CONCEPTS, INC.

                  NEVADA                                       93-1148702
       (State or other jurisdiction                         (I.R.S. Employer
    of incorporation or organization)                      Identification No.)

11835 N.E. Glenn Widing Drive, Building E
             Portland, Oregon                                  97220-9057
 (Address of principal executive offices)                      (Zip Code)


                              __________________


             THE NON-EXECUTIVE EMPLOYEE EQUITY PARTICIPATION PLAN


                              __________________


                                                                Copy to:
          SANDRA CAMPBELL, ESQ.                             GARY OLSON, ESQ.
Senior Vice President and General Counsel                   Latham & Watkins
11835 N.E. Glenn Widing Drive, Building E           633 West Fifth Street, Suite 4000
       Portland, Oregon 97220-9057                    Los Angeles, California 90071
              (503) 252-6233                                 (213) 485-1234

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Calculation of Registration Fee
-----------------------------------------------------------------------------------------------------------
                                                                         Proposed
                                         Amount          Proposed         Maximum
                                       of Shares          Maximum        Aggregate        Amount of
   Title of Each Class of                to be        Offering Price     Offering        Registration
   Securities to be Registered         Registered        Per Share         Price             Fee
-----------------------------------------------------------------------------------------------------------
   Common Stock $.01 par value        500,000 (1)        $2.60 (2)     $504,419 (3)         $126.10
===========================================================================================================

(1) Covers 500,000 additional shares available for issuance under The Non-Executive Employee Equity Participation Plan (the "Plan") pursuant to an amendment to the Plan which was approved by the Board of Directors of the registrant on May 3, 2000. The Plan authorizes the issuance of a maximum of 1,000,000 shares. However, the offer and sale of 500,000 of the shares, which have been or may be issued upon exercise of options under the Plan, have previously been registered pursuant to Form S-8 Registration Statement Nos. 33-58953. The newly registered shares are comprised of: (A) 86,731 shares issuable pursuant to options outstanding under the Plan; and (B) 413,269 shares that are not yet subject to outstanding options under the Plan. Pursuant to Rule 416 under the Securities Act of 1933, as amended, the amount registered hereunder includes an indeterminate number of shares of our common stock that may be issued in accordance with the provisions of the Plan, as amended in the event of any change in the outstanding shares of our common stock, including a stock dividend or stock split.

(2) The Proposed Maximum Offering Price Per Share is based upon: (A) the exercise price per share of outstanding options for 86,711 shares; and (B) for the remaining 413,289 shares, the average of the high and low sales price on March 9, 2001 for the registrant's common stock as reported on the American Stock Exchange, pursuant to rule 457(h) of the Securities Act.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act.

                                    PART I

          This Registration Statement on Form S-8 registers the offer and sale of an additional 500,000 shares of Common Stock of Assisted Living Concepts, Inc. (the "Company") for issuance under the Plan. The contents of the prior Registration Statement of Form S-8 of the Company relating to the Plan, File No. 333-58953, is incorporated herein by reference.

                                    PART II

Item 1.   Incorporation of Documents by Reference

          The following documents filed with the Securities and Exchange Commission (the "Commission") by Assisted Living Concepts, Inc., a Nevada corporation (the "Company' and the "Registrant"), are incorporated as of their respective dates in this Registration Statement by reference:

          (a) The Annual Report of the Company on Form 10-K for its fiscal year ended December 31, 1999;

          (b) The Quarterly Reports of the Company on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000.

          (c) The Current Reports of the Company on Form 8-K, dated March 3, 2000, March 16, 2000, June 13, 2000, August 21, 2000, September
               7, 2000, October 20, 2000 and February 13, 2001.

          (d) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A/2 filed with the Commission on November 22, 1994.

          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.   Exhibits

            4.1* First Amendment to The Non-Executive Employee Equity Participation Plan

            5.1*   Opinion of Latham & Watkins

            23.1*  Consent of KPMG LLP

            23.2*  Consent of Latham & Watkins (included as part of Exhibit 5.1)

            24.1*  Power of Attorney (included on Signature Page)
_______________
* Filed herewith

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-8 and has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto authorized, in the City of Portland, State of Oregon on the 9th day of March 2001.

                                   ASSISTED LIVING CONCEPTS, INC.

                                   By:  /s/ Wm. James Nicol
                                       -----------------------------------------
                                        Wm. James Nicol
                                        President, Chief Executive Officer and
                                        Chairman of the Board of Directors

                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Wm. James Nicol, Sandra Campbell and Drew
Q. Miller, and each of them, with full power to act without the other, such person's true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement, and any and all amendments thereto (including post-effective amendments), and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated:

          Signatures                  Title                                     Date
          ----------                  -----                                     ----
/s/ Wm James Nicol                    President, Chief Executive Officer    March 9, 2001
------------------------------        and Chairman of the Board of
Wm. James Nicol                       Directors

/s/ Drew Q. Miller                    Senior Vice President,                March 9, 2001
------------------------------        Chief Financial Officer and
Drew Q. Miller                        Treasurer

/s/ John M. Gibbons                   Vice Chairman and Director            March 9, 2001
------------------------------
John M. Gibbons

/s/ Jill M. Krueger                   Director                              March 9, 2001
------------------------------
Jill M. Krueger

/s/ Richard C. Ladd                   Director                              March 9, 2001
------------------------------
Richard C. Ladd

/s/ Leonard Tannenbaum                Director                              March 9, 2001
------------------------------
Leonard Tannenbaum

/s/ Bruce E. Toll                     Director                              March 9, 2001
------------------------------
Bruce E. Toll